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LOGIC WORKS, INC.                                                   EXHIBIT 99.1

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Gregory A. Peters and Daniel M. Shiffman, jointly and individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock, par value $.01 per share, of Logic Works, Inc., a Delaware corporation ("Logic Works"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Logic Works to be held on May 28, 1998, or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE MERGER AGREEMENT, FOR THE NOMINEE TO BE A CLASS III DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. If any other business is presented at said meeting, this Proxy shall be voted in the discretion of the proxies named on the reverse side.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(To be signed and dated on the reverse side)

1. Approval of the Merger Agreement and the Merger (as defined in the accompanying Proxy Statement/Prospectus).

      ______ FOR       ______ AGAINST       ______ ABSTAIN


2.  ELECTION OF DIRECTOR

    Nominee: Richard A. Hosley, II

      ______ FOR       ______ AUTHORITY WITHHELD


3. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS LOGIC WORKS' INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998

      ______ FOR       ______ AGAINST       ______ ABSTAIN


    Dated:  _____________________, 1998     ____________________________________
                                                        (Signature)

(Please sign exactly as name appears on stock certificate. Where stock is registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.) PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.